UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

—————————

FORM 8‑K

—————————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014 (October 30, 2014)

—————————

QUOTIENT LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001‑36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-44-0131-445-6159

n/a
(Former name or former address, if changed since last report.)

—————————

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

—————————

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 30, 2014, the annual shareholder meeting of Quotient Limited was held at which 12,514,310 of Quotient Limited’s ordinary shares were represented in person or by proxy, representing approximately 87% of Quotient Limited’s issued and outstanding ordinary shares entitled to vote.  At that meeting, resolutions were approved for the re-election of eight directors of Quotient Limited and the re-appointment of Ernst & Young LLP as auditors from the conclusion of the meeting until the next annual shareholder meeting to be held in 2015 and to authorize the directors to determine the fees to be paid to the auditors.

The votes cast in respect of each resolution were as follows:

Proposal to re-elect eight members to the Board of Directors
Director Nominees	Votes For	Votes Withheld
Paul Cowan	11,309,221	140
Thomas Bologna	11,309,221	140
Frederick Hallsworth	11,309,221	140
Brian McDonough	11,309,221	140
Sarah O'Connor	11,309,221	140
Heino von Prondzynski	11,309,221	140
Zubeen Shroff	10,310,395	998,966
John Wilkerson	11,309,221	140
	Votes For	Votes Against	Votes Abstained
Proposal to re-appoint Ernst & Young LLP as auditors and to authorize the directors to determine the fees to be paid to the auditors	11,952,603	561,177	530

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED
By:	/s/ Stephen Unger
Name: Stephen Unger
Title: Chief Financial Officer

Date: November 5, 2014